UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934
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[X]           Preliminary Information Statement
[   ]           Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d) (2))
[   ]           Definitive Information Statement

CHINA VOIP & DIGITAL TELECOM INC.
(Name of Registrant as Specified in Its Charter)

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CHINA VOIP & DIGITAL TELECOM INC.
11th Floor No.11 Building, Shuntai Square, No.2000 Shunhua Rd,
High-tech Industrial Development Zone, Jinan,China 250101

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO
SEND US A PROXY

Dear Stockholders:

This information statement (“Information Statement”) is being furnished to holders of record of the common stock, par value $0.001 per share (the “Common Stock”), at the close of business on February 19, 2010 of China VoIP & Digital Telecom Inc., a Nevada corporation (the “Company”), with respect to certain corporate actions of the Company.  This Information Statement is first being mailed or furnished to the stockholders of the Company on or about February _, 2010.

The purpose of this Information Statement is to notify stockholders of the Company that, on February 2, 2010, the Company received a written consent in lieu of a meeting of stockholders from the holder of 28,090,000 shares of Common Stock (representing 52.01% of the issued and outstanding shares of Common Stock).  The written consent adopted the following resolutions

1.	Approving an amendment to the Company’s articles of incorporation changing the name of the Company to China Intelligence Information Systems Inc.;
2.	The nomination of 7 directors to our Board of Directors, who will each serve until our next Annual Meeting of Shareholders or until their successors has been elected and qualified;
3.
The adoption of the Amended and Restated Articles of Incorporation (“Restated Articles”) to increase the number of authorized shares of common stock from seventy-five million (75,000,000) shares to two hundred and fifty million (250,000,000) shares;

4.	To ratify the appointment of Kabani & Company Inc. Certified Public Accountants as our independent registered public accounting firm for the fiscal year ended December 31, 2009

ONLY THE STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON  FEBRUARY 19, 2010 ARE ENTITLED TO NOTICE OF THE CORPORATE ACTION.  STOCKHOLDERS WHO HOLD IN EXCESS OF 50% OF THE COMPANY’S SHARES OF VOTING CAPITAL STOCK ENTITLED TO VOTE ON THE ACTION HAVE VOTED IN FAVOR OF THE ACTION.  AS A RESULT, THE ACTION HAS BEEN APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER STOCKHOLDERS OF THE COMPANY.  THIS ACTION IS EXPECTED TO BE EFFECTIVE ON A DATE THAT IS AT LEAST 20 DAYS AFTER THE MAILING OF THIS INFORMATION STATEMENT.

The Company’s board of directors is not soliciting your proxy.  This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein in compliance with Regulation 14C of the Securities Exchange Act of 1934, as amended.  The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Li Kunwu
Li Kunwu
President and Chief Executive Officer
February 22, 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF THE
INFORMATION STATEMENT

This Information Statement is available on the Internet at www.chinavoip-telecom.com.

CHINA VOIP & DIGITAL TELECOM INC.
11th Floor No.11 Building, Shuntai Square, No.2000 Shunhua Rd,
          High-tech Industrial Development Zone, Jinan,China 250101

INFORMATION STATEMENT

This information statement (“Information Statement”) is being furnished to holders of record of the common stock, par value $0.001 per share (the “Common Stock”), at the close of business on February 19, 2010 of China VoIP & Digital Telecom Inc., a Nevada corporation (the “Company”), with respect to certain corporate actions of the Company.  This Information Statement is first being mailed or furnished to the stockholders of the Company on or about February __, 2010.

ABOUT THIS INFORMATION STATEMENT

What is the purpose of this Information Statement?

This Information Statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify stockholders of the Company, as of the close of business on February 19, 2010 (the “Record Date”), of the corporate actions expected to be taken pursuant to the written consent of the holders of the majority of the Company’s shares of common stock.  The holders of the majority of the Company’s Common Stock have approved the following resolutions:

1.	Approving an amendment to the Company’s articles of incorporation changing the name of the Company to China Intelligence Information Systems Inc.;
2.	The nomination of 7 directors to our Board of Directors, who will each serve until our next Annual Meeting of Shareholders or until their successors has been elected and qualified;
3.
The adoption of the Amended and Restated Articles of Incorporation (“Restated Articles”) to increase the number of authorized shares of common stock from seventy-five million (75,000,000) shares to two hundred and fifty million (250,000,000) shares;

4.	To ratify the appointment of Kabani & Company Inc. Certified Public Accountants as our independent registered public accounting firm for the fiscal year ended December 31, 2009

In order to eliminate the costs and management time involve in holding a special meeting, and in order to effect the corporate action as soon as possible, the Company decided to proceed with the corporate action by obtaining the written consent of the holders of the majority of the Company’s Common Stock.

Who is entitled to notice?

All holders of shares of Common Stock of record on the close of business on the Record Date are entitled to notice of the Action.

On what corporate matters did the principal stockholders vote?

The principal stockholders, who hold 52.01% of the total issued and outstanding voting capital stock of the Company on the Record Date, hold a majority of the issued and outstanding voting capital stock required to vote on the Action.  The stockholders have voted for the following:

•	For the approval of an amendment to the articles of incorporation of the Company to change the name of the Company to China Intelligence Information Systems Inc.
•	For the nomination of 7 directors to our Board of Directors, who will each serve until our next Annual Meeting of Shareholders or until their successors has been elected and qualified;
•
For the adoption of the Amended and Restated Articles of Incorporation (“Restated Articles”) to increase the number of authorized shares of common stock from seventy-five million (75,000,000) shares to two hundred and fifty million (250,000,000) shares; and

•	For the ratification of the appointment of Kabani & Company Inc. Certified Public Accountants as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2009

What vote is required to approve the Action?

In order to amend the articles of incorporation of the Company to change the name of the Company, the affirmative vote of a majority of the voting capital stock is required.  On February 2, 2010, principal stockholders of the Company voted in favor of the Action.  Under Section 78.320 of the Nevada Revised Statutes, all activities requiring stockholder approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the stockholders.  Because the principal stockholders are entitled to cast a vote representing 28,090,000 shares of Common Stock (which shares are equal approximately 52.01% of the total issued and outstanding voting capital stock of the Company on the Record Date), no action by the minority stockholders in connection with the Action is required.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of the Record Date, with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five percent, (ii) each of the Company’s executive officers, directors and director designees, and (iii) the Company’s executive officers, directors and director designees as a group.

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)	Percent of Shares Outstanding
Li Kunwu	6,200,000	11.98%
Wang Qinghua	6,200,000	11.98%
Xu Yinyi	2,880,000	5.56%
Jiang Yanli	200,000	0.39%

All directors and executive officers as a group (7 persons)	15,480,000	29.91%

(1)	Unless otherwise noted, each beneficial owner has the same address as the Company.

(2)
"Beneficial ownership" includes shares for which an individual, directly or indirectly, has or shares voting or investment power, or both, and also includes options that are exercisable within 60 days of February 15, 2010.  Unless otherwise indicated, all of the listed persons have sole voting and investment power over the shares listed opposite their names.  Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Exchange Act.  Pursuant to the rules of the Securities and Exchange Commission, referred to in this Information Statement as the SEC, certain shares of common stock that a beneficial owner has the right to acquire within 60 days pursuant to the exercise of stock options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such owner, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

ACTION I

AMENDMENT TO THE ARTICLES OF INCORPORATION OF THE COMPANY TO CHANGE THE NAME OF THE COMPANY TO CHINA INTELLIGENCE INFORMATION SYSTEMS INC.

On January 28, 2010, the Company’s board of directors adopted a resolution declaring it advisable to amend the Company’s articles of incorporation to change the name of the Company to China Intelligence Information Systems Inc.  On February 2, 2010, the Company received a written consent in lieu of a meeting of stockholders from the holders of 28,090,000 shares of Common Stock (representing  approximately 52.01% of the issued and outstanding shares of Common Stock) approving the Action.

Purpose of Changing the Name of the Company

In July 2009, the Government of China blocked all Voice-over Internet Protocol (“VoIP”) services operating in China.  Consequently, the Company has discontinued its VoIP and telecommunications businesses to focus on its virtualization business.

As a result of the Government of China blocking all VoIP related services, the Company’s operations are now focused in the development and promotion of Virtualization Solutions in China; therefore, the Company’s board of directors believes that it is in the Company’s best interest to have the Company change its name to a name that more accurately reflects the business and operations of the Company.

Effective Date of the Amendment

The name change of the Company will become effective upon the filing of the certificate of amendment to the Company’s articles of incorporation with Secretary of State of the State of Nevada.  Pursuant to Rule 14c-2 under the Exchange Act, the foregoing Action may not become effective until a date that is at least 20 days after the date on which this Information Statement has been mailed to the stockholders of the Company.

Dissenters’ Right of Appraisal

Under Nevada law and the Company’s articles of incorporation and bylaws, no stockholder has any right to dissent to the proposed amendment to change the name of the Company, and no stockholder is entitled to appraisal of or payment for their shares of Common Stock pursuant to such name change.

No Meeting of Stockholders Required

The Company is not soliciting any votes with regard to the Action to change the name of the Company.  The principal stockholders that have consented to the Action hold a majority of the total issued and outstanding shares of voting capital stock and, accordingly, such principal stockholders have sufficient shares to approve the Action.

ACTION II

ELECTION OF DIRECTORS
VOTING INFORMATION AND NOMINEES FOR ELECTION

Each director to be elected on the effective date of the written consent executed by a majority in interest of our Common Stock holds office until the next annual meeting of stockholders, or until his successor is elected and qualified. At present, our bylaws provide for not less than one director. Currently, we have seven members serving on our Board of Directors. The bylaws permit the Board of Directors to fill any vacancy and any such director may serve until the next annual meeting of shareholders or until his successor is elected and qualified. Officers are elected by the Board of Directors and their terms of office are, except to the extent governed by employment contracts, at the discretion of the Board. There are no family relations among any of our executive officers or directors. Our officers devote all required business time to our operations.

Directors are elected by a plurality of the votes cast, in person or represented by proxy. Holders of a majority in interest of our outstanding Common Stock have executed a written consent electing each of the director nominees as directors. We have no reason to believe that any nominee will be unable to serve.

DIRECTORS AND EXECUTIVE OFFICERS
BACKGROUND OF EXECUTIVE OFFICERS AND DIRECTOR

Li Kunwu : Chairman of the Board, President and CEO
•	Over 15 years of financial manager experience in large state-owned enterprise.
•	Chinese Certified Public Accountant, adjunct professor of Shandong University of
Finance, specializes in business management and risk control.

Wang Qinghua: Director & General Manager of Jinan Yinquan
•	A well-known government research institute member, one of the Company’s founders.
•	Received the title of the “Youngest Senior Engineer” from Chinese government in 1993
•	Former CEO of Shandong Meigao Electronics

Dong Shile : Director & General Manager of BPUT
•	Engineer of China Logistics Group, Qingdao Company from 1998 to 2000.
•	2000-2001, Engineer of Canadian Vision Technology Development Co., Ltd.
•	2001-2004, Project Manager of Siemens Automation & Drives Group China Co., Ltd.
•	2003-2005, Master degree in Economics from Economics School of Peking University

Qi Dawei : Director & CTO
•	Triple bachelor degrees from La Trobe University, Australia. (AI, Higher Psychology and Public Relations).
•	Data Planning Analyst of Microsoft Australia.
•	Pluralistic Technical Advisor& Chief System Architect of VMware in Greater China Region.

Kan Kaili : Director
•	Professor of Beijing University of Post and Telecommunications.
•	Principal of China Information Industry Policy and Development Institute.
•	The World Bank Telecommunications Policy and Development Strategy Consultant.

Xu Yinyi:  Director
•	CEO and the Chairman of Shanghai Nanzheng Industrial Co., Ltd.

Jiang Yanli : Director
•	Vice chairman of China International Business Association Qingdao Branch.
•	CPA

ACTION III

TO AMEND OUR ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 75,000,000 TO 250,000,000

RESTATED ARTICLES OF INCORPORATION

GENERAL

The Company's current Articles of Incorporation provides for an authorized capitalization consisting of 75,000,000 shares of common stock, $.001 par value per share, and 0 shares of preferred stock, $.001 par value per share. As of February 19, 2010, there were 54,008,000 shares of Common Stock outstanding.

VOTE REQUIRED; MANNER OF APPROVAL

Approval to amend and restate the current Articles of Incorporation of the Company under the Nevada Revised Statutes (“NRS”) requires the affirmative vote of the holders of a majority of the voting power of the Company. The Company only has common classes of voting stock outstanding.

Section 78.320 of the NRS provides in substance that, unless the Company’s Articles of Incorporation provides otherwise, shareholders may take action without a meeting of shareholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding voting stock holding not less than the minimum number of votes that would be necessary to approve such action at a shareholders meeting. Under the applicable provisions of the NRS, this action is effective when written consents from holders of record of a majority of the outstanding shares of voting stock are executed and delivered to the Company.

In accordance with the NRS, the affirmative vote on the Restated Articles of Incorporation of at least a majority of the outstanding shares has been obtained. As a result, no vote or proxy is required by the shareholders to approve the adoption of the Restated Articles of Incorporation.

Under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Act”), the Restated Articles of Incorporation cannot take effect until 20 days after this Information Statement is sent to the Company’s shareholders. As mentioned earlier, the Restated Articles will become effective upon its filing with the Secretary of State of the State of Nevada which is anticipated to be on or about March __, 2010, 20 days after the mailing of this Information Statement.

PURPOSES AND EFFECT OF THE CHANGES

Background

The procedure and requirements to effect an amendment to the articles of incorporation of a Nevada corporation are set forth in Section 78.390 of the Nevada Revised Statutes, which provides that proposed amendments must first be adopted by the Board of Directors and then submitted to shareholders for their consideration at an annual meeting or a special meeting and must be approved by a majority of the outstanding voting securities.

Our Board of Directors has unanimously adopted and the Consenting Shareholders have approved an amendment to China VoIP & Digital Telecom’s Articles of Incorporation to increase the authorized shares of Common Stock from 75,000,000 shares to 250,000,000 shares.

Current Number of Authorized Common Shares and Shares Required to be Reserved

As of the Record Date, 54,008,000 shares of Common Stock were outstanding.
There is no issued and outstanding share of Preferred Stock.

Reasons for Authorizing Additional Shares of Common Stock

By increasing our authorized shares of Common Stock, we will have more than a sufficient number of shares of stock available for future actions, including future fund-raising activities or acquisitions.

There are no current arrangements to issue additional shares of common stock and no acquisitions that are currently planned.

Increasing our number of authorized shares of Common Stock will also allow our Board flexibility to act promptly in issuing stock to meet our future business needs, which may include:
•	Paying existing creditors,
•	Financing transactions to improve our financial and business position,
•	Stock splits or stock dividends,
•	Acquisitions and mergers,
•	Recruiting employees and executives,
•	Employee benefit plans, and
•	Other proper business purposes.

However, we cannot make any assurances, nor can the Board predict, what effect, if any, the proposed increase in the number of authorized shares of Common Stock will have on the market price of our Common Stock.

If additional shares are readily available, our Board of Directors will be able to act quickly without spending the time and incurring the expense of soliciting proxies and holding additional shareholders' meetings. The Board, however, may issue additional shares of Common Stock and Preferred Stock without action on the part of the shareholders only if the action is permissible under Nevada law, and only if the rules of the exchange on which the Common Stock is listed permit those issuances.

Moreover, the additional authorized shares of Common Stock may be used to discourage persons from attempting to gain control of China VoIP & Digital Telecom, Inc. by diluting the voting power of shares then outstanding or increasing the voting power of persons who would support the Board of Directors in opposing a takeover bid or a solicitation in opposition to management. These shares could also be used by the Board of Directors in a public or a private sale, merger or similar transaction by increasing the number of outstanding shares and thereby diluting the equity interest and voting power of a party attempting to obtain control of China VoIP & Digital Telecom, Inc.   We are not currently aware of any effort to obtain control of China VoIP & Digital Telecom, Inc. and have no plans to use the new shares for purposes of discouraging any such effort. Issuing any additional shares of our Common Stock or possibly our Preferred Stock would dilute our current shareholders' interests in China VoIP & Digital Telecom, Inc.

An Overview of Our Common Stock

The following summarizes the rights of holders of our Common Stock:
•	Each holder of shares of Common Stock is entitled to one vote per share on all matters to be voted on by our Shareholders generally, including the election of directors;
•	There are no cumulative voting rights;
•
The holders of our Common Stock are entitled to dividends and other distributions as may be declared from time to time by the Board of Directors out of funds legally available for that purpose, if any;

•
upon our liquidation, dissolution or winding up, the holders of shares of Common Stock would be entitled to share ratably in the distribution of all of our assets remaining available for distribution after satisfaction of all our liabilities and the payment of the liquidation preference of any outstanding preferred stock; and

•	The holders of Common Stock have no preemptive or other subscription rights to purchase shares of our stock, and are not entitled to the benefits of any redemption or sinking fund provisions.

What are the Effects on China VoIP & Digital Telecom Inc. Shareholders With Regard to this Amendment Change?

It will not be necessary for you to surrender your share certificates upon approval of the proposed increase in the number of authorized shares. Rather, when share certificates are presented for transfer or other reasons, new share certificates bearing the new amount of authorized shares will be set on the certificates.

ACTION IV

TO RATIFY OUR APPOINTMENT OF KABANI & COMPANY INC. CERTIFIED PUBLIC ACCOUNTANTS AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Our Board of Directors has selected Kabani & Company Inc. Certified Public Accountants to serve as our independent registered public accountants for the fiscal year ending December 31, 2009 and recommends to that our Shareholders vote for to ratify their appointment.

Our Board of Directors approves appointing our auditors annually and subsequently submits ratifying the selection of Kabani & Company Inc. Certified Public Accountants as our independent registered public accountants for the fiscal year ending December 31, 2009.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Other than as described below, for the fiscal year ended December 31, 2009, there were no transactions with related persons required to be disclosed in this Information Statement.

PROPOSALS BY SECURITY HOLDERS

No security holder has requested the Company to include any additional proposals in this Information Statement.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No officer, director or director nominee of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer, director or director nominee of the Company.  No director of the Company has informed the Company that he intends to oppose the proposed actions to be taken by the Company as set forth in this Information Statement.

ADDITIONAL INFORMATION

The Company files reports with the Securities and Exchange Commission (the “SEC”).  These reports include annual and quarterly reports, as well as other information the Company is required to file pursuant to securities laws.  You may read and copy materials the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless the Company received contrary instructions from one or more of the security holders.  The Company shall deliver promptly, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered.  A security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to the Company at 11th Floor No.11 Building, Shuntai Square, No.2000 Shunhua Rd, High-tech Industrial Development Zone, Jinan,China 250101, or by calling the Company at 86-531-87027114.  A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements, proxy statements and annual reports.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Li Kunwu
Name:  Li Kunwu
Title:    President and Chief Executive Officer

February 20, 2010